UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 21, 2008

Transdel Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52998	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 Executive Square, Suite 485 La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 457-5300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 21, 2008, the Board of Directors of Transdel Pharmaceuticals, Inc. appointed Lynn Swann as a director on the Board of Directions.

Mr. Swann has served as the president of Swann, Inc., a consulting firm specializing in marketing and communications, since 1976, and as the managing director of Diamond Edge Capital Partners, LLC, a New York-based finance company, since 2008.

Mr. Swann currently serves on the Board of Directors of H.J. Heinz Company, Hershey Entertainment and Resorts Company and Harrah’s Entertainment, Inc. He was also chairman of the President’s Council on Physical Fitness and Sports from 2002 to 2005. A former all-pro wide receiver for the Pittsburgh Steelers and 2001 Hall of Famer, he spent twenty-nine years with ABC Sports as a sports analyst and broadcaster before retiring in 2006.

Active in community affairs, Mr. Swann is national spokesman and former board president of Big Brothers and Sisters of America and former director of the Pittsburgh Ballet Theatre. Mr. Swann holds a B.A. degree in public relations from the University of Southern California.

In connection with his appointment to the Board of Directors, Mr. Swann received a stock option to purchase 80,000 shares of the Company's common stock at an exercise price of $0.70 per share, which was the closing bid price of the Company's common stock on the date of grant. The options vest in equal quarterly installments over a five-year period measured from the grant date.  Mr. Swann also received a stock option to purchase 25,000 shares of the Company's common stock at an exercise price of $0.70  per share .  This option vests in equal quarterly installments over a one-year period measured from the grant date.  The Company also issued Mr. Swann 25,000 shares of restricted stock at a price of $0.70 per share.  The Company has a right to repurchase the restricted stock from Mr. Swann, which right terminates in four equal installments over a one-year period measured from the grant date.

Item 8.01	Other Events.

On November 24, 2008, we issued a press release announcing Mr. Swann’s appointment to our board of directors. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Transdel Pharmaceuticals, Inc.

Date: November 25, 2008	By:	/s/ John T. Lomoro
John T. Lomoro
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated November 24, 2008.